EXHIBIT 4.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      THE READER'S DIGEST ASSOCIATION, INC.

          The Reader's Digest Association, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          FIRST: The present name of the Corporation is The Reader's Digest Association, Inc.

          SECOND: The Corporation was originally incorporated under the name of R.D.A. (Delaware), Inc., and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 21, 1951.

          THIRD: The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of The Reader's Digest Association, Inc., without further amendment and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

          FOURTH: The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

                                    ARTICLE I

                               NAME OF CORPORATION

          The name of the Corporation is The Reader's Digest Association, Inc., hereinafter referred to as the "Corporation".


                                   ARTICLE II

                                REGISTERED OFFICE

          The registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.


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                                   ARTICLE III

                              BUSINESS AND PURPOSE

          The nature of the business of the Corporation and the purposes proposed to be transacted, promoted and carried on by it are to engage in any lawful act or activity for which corporations may be organized under Title 8, Chapter 1, of the Delaware Code.

                                   ARTICLE IV

                                AUTHORIZED SHARES

          The total number of shares which the Corporation shall be authorized to issue is two hundred twenty-five million three hundred ninety thousand (225,390,000) shares, of which forty thousand (40,000) shares shall be Preferred Stock of the par value of One Dollar ($1.00) per share, one hundred twenty thousand (120,000) shares shall be Second Preferred Stock of the par value of One Dollar ($1.00) per share, two hundred thirty thousand (230,000) shares shall be Third Subordinated Preferred Stock of the par value of One Dollar ($1.00) per share, twenty-five million (25,000,000) shares shall be Preference Stock of the par value of One Cent ($.01) per share, issuable in series and two hundred million (200,000,000) shares shall be Common Stock of the par value of One Cent ($.01) per share. The designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of each such class of the capital stock of the Corporation are as follows:

          (a) The holders of shares of Preferred Stock (sometimes called "First Preferred Stock") shall be entitled to receive, when and as declared by the Board of Directors, dividends thereon at the rate of Four Dollars ($4.00) per share per annum and no more, payable in cash quarterly on the first days of January, April, July and October in each year, accruing from the date of issue of such shares. Such dividends shall be cumulative, so that if dividends on all issued and outstanding shares of Preferred Stock (First Preferred Stock) at the rate of Four Dollars ($4.00) per share per annum shall not have been paid or set apart for payment for the current and all past quarterly dividend periods, the deficiency shall be paid or set apart for payment before any distribution, whether by way of dividends or otherwise, on the Second Preferred Stock or the Third Subordinated Preferred Stock or the Preference Stock or the Common Stock of the Corporation shall be declared or paid upon or set apart for payment and before any Second Preferred Stock or any Third Subordinated Preferred Stock or any Preference Stock or any Common Stock of the Corporation shall be purchased by or for the account of the Corporation.

          (b) After all dividends on the Preferred Stock (First Preferred Stock) for all past quarterly dividend periods have been paid or declared and a sum sufficient for the payment thereof set apart, the holders of shares of Second Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends thereon at the rate of Four Dollars ($4.00) per share per annum and no more, payable in cash quarterly on the first days of January,

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April, July and October in each year, accruing from the date of issue. Such dividends shall be cumulative so that if dividends on all issued and outstanding shares of Second Preferred Stock at the rate of Four Dollars ($4.00) per share per annum shall not have been paid or set apart for payment for the current and all past quarterly dividend periods, the deficiency shall be paid or set apart for payment before any distribution, whether by way of dividends or otherwise, on the Third Subordinated Preferred Stock or the Preference Stock or the Common Stock of the Corporation shall be declared or paid upon or set apart for payment, and before any Third Subordinated Preferred Stock or any Preference Stock or any Common Stock of the Corporation shall be purchased by or for the account of the Corporation.

          (c) After all dividends on the Second Preferred Stock for all past quarterly dividend periods have been paid or declared and a sum sufficient for the payment thereof set apart, the holders of shares of Third Subordinated Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends thereon at the rate of Five Dollars ($5.00) per share per annum and no more, payable in cash quarterly on the first days of January, April, July and October in each year, accruing from the record date, in the case of a stock dividend, and the date of issue in all other cases. Such dividends shall be cumulative so that if dividends on all issued and outstanding shares of Third Subordinated Preferred Stock at the rate of Five Dollars ($5.00) per share per annum shall not have been paid or set apart for payment for the current and all past quarterly dividend periods, the deficiency shall be paid or set apart for payment before any distribution, whether by way of dividends or otherwise, on the Preference Stock or the Common Stock shall be declared or paid upon or set apart for payment, and before any Preference Stock or any Common Stock of the Corporation shall be purchased by or for the account of the Corporation.

          (d) In the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary) the holders of the Preferred Stock (First Preferred Stock) shall be entitled to receive and be paid the sum of One Hundred Dollars ($100.00) for each share of such Preferred Stock together with an amount equal to all accrued and unpaid dividends thereon before any sum shall be paid to or any assets distributed among the holders of the Second Preferred Stock or the Third Subordinated Preferred Stock or the Preference Stock or the Common Stock and after the payment to the holders of the Preferred Stock (First Preferred) of the sums stated, the remaining assets and funds of the Corporation shall be divided among and paid to the holders of the Second Preferred Stock and the Third Subordinated Preferred Stock and the Preference Stock and the Common Stock of the Corporation.

          (e) In the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary) the holders of the Second Preferred Stock shall be entitled to receive and be paid the sum of One Hundred Dollars ($100.00) for each share of such Second Preferred Stock, together with an amount equal to all accrued and unpaid dividends thereon before any sum shall be paid to or any assets distributed among the holders of the Third Subordinated Preferred Stock or the Preference Stock or the Common Stock of the Corporation; provided, however, that no such payments shall be made unless the holders of any shares of Preferred Stock (First Preferred Stock) which may be outstanding at the time shall have received any sums to which they may be entitled in such event. After payment to the holders of the Preferred Stock (First Preferred Stock) of the sums stated in subparagraph (d) hereof, and

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payment to the holders of the Second Preferred Stock of the sums stated in this subparagraph (e) the remaining assets and funds of the Corporation shall be divided among and paid to the holders of the Third Subordinated Preferred Stock and the Preference Stock and the Common Stock of the Corporation.

          (f) In the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary) the holders of the Third Subordinated Preferred Stock shall be entitled to receive and to be paid the sum of One Hundred Dollars ($100.00) for each share of such Third Subordinated Preferred Stock, together with an amount equal to all accrued and unpaid dividends thereon before any sum shall be paid to or any assets distributed among the holders of the Preference Stock or the Common Stock of the Corporation; provided, however, that no such payments shall be made unless the holders of any shares of Preferred Stock (First Preferred Stock) or Second Preferred Stock which may be outstanding at the time shall have received any sums to which they may be entitled in such event. After payment to the holders of the Preferred Stock (First Preferred Stock) of the sums stated in subparagraph (d) hereof, and payment to the holders of the Second Preferred Stock of the sums stated in subparagraph (e) and payment to the holders of the Third Subordinated Preferred Stock of the sums stated in subparagraph (f), the remaining assets and funds of the Corporation shall be divided among and paid to the holders of the Preference Stock and the Common Stock of the Corporation.

          (g) The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the issued and outstanding Preferred Stock (First Preferred Stock) at any time, or from time to time, at the redemption price of One Hundred and Five Dollars ($105.00) per share together with an amount equal to all unpaid accrued dividends thereon computed to the date of redemption. In the event that less than all the issued and outstanding shares of Preferred Stock are to be redeemed, the amount to be redeemed and the method of effecting such redemption, whether by lot or pro rata, may be determined by the Board of Directors. Notice of such redemption, stating the date upon which, and the place at which certificates representing the shares to be redeemed shall be surrendered, shall be mailed not less than fifteen (15) days prior to the redemption date to each holder of such shares at his address as it appears on the books of the Corporation. From and after the redemption date, unless default shall be made by the Corporation in providing the funds for redemption, all rights of the holders in respect of such shares shall cease except the right to receive the redemption price payable upon surrender of certificates representing such shares, together with any amount equal to all unpaid accrued dividends thereon.

          (h) The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the issued and outstanding Second Preferred Stock at any time, or from time to time, at the redemption price of One Hundred and Five Dollars ($105.00) per share together with an amount equal to all unpaid accrued dividends thereon computed to the date of redemption; provided, however, that so long as any shares of the Preferred Stock (First Preferred Stock) are outstanding the Board of Directors may not redeem any shares of the Second Preferred Stock unless all dividends on the Preferred Stock (First Preferred Stock) for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart. In the event that less than all the issued and outstanding shares of Second Preferred Stock are to be redeemed, the amount to be redeemed and the method of effecting such

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redemption, whether by lot or pro rata, may be determined by the Board of
Directors. Notice of such redemption, stating the date upon which, and the place at which certificates representing the shares to be redeemed shall be surrendered, shall be mailed not less than fifteen (15) days prior to the redemption date to each holder of such shares at his address as it appears on the books of the Corporation. From and after the redemption date, unless default shall be made by the Corporation in providing the funds for redemption, all rights of the holders in respect of such shares shall cease except the right to receive the redemption price payable upon surrender of certificates representing such shares, together with an amount equal to all unpaid accrued dividends thereon.

          (i) The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the issued or outstanding Third Subordinated Preferred Stock at any time, or from time to time, at the redemption price of One Hundred and Five Dollars ($105.00) per share together with an amount equal to all unpaid accrued dividends thereon computed to the date of redemption; provided, however, that so long as any shares of the Preferred Stock (First Preferred Stock) and the Second Preferred Stock are outstanding the Board of Directors may not redeem any shares of the Third Subordinated Preferred Stock unless all dividends on the Preferred Stock (First Preferred Stock) and Second Preferred Stock for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart. In the event that less than all the issued and outstanding shares of Third Subordinated Preferred Stock are to be redeemed, the amount to be redeemed and the method of effecting such redemption, whether by lot or pro rata, may be determined by the Board of Directors. Notice of such redemption, stating the date upon which, and the place at which certificates representing the shares to be redeemed shall be surrendered, shall be mailed not less than fifteen (15) days prior to the redemption date to each holder of such shares at his address as it appears on the books of the Corporation. From and after the redemption date, unless default shall be made by the Corporation in providing the funds for redemption, all rights of the holders in respect of such shares shall cease except the right to receive the redemption price payable upon surrender of certificates representing such shares, together with an amount of all unpaid accrued dividends thereon.

          (j) Except as expressly otherwise provided by law, the holders of the Preferred Stock (First Preferred Stock) and the holders of the Second Preferred Stock and the holders of the Third Subordinated Preferred Stock shall not be entitled to vote at any meeting of the stockholders or to receive notice of such meeting.

          (k)(A) The Preference Stock may be issued, from time to time, by the Board of Directors as shares of one or more series of Preference Stock. The Board of Directors is expressly authorized to fix, by resolution or resolutions, the powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions thereof, pertaining to each series of Preference Stock, including, without limitation:

          (i) the distinctive serial designation of such series which shall distinguish it from other series;

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          (ii) the number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in creating the series;

          (iii) the annual dividend rate or rates (or method of determining such rate or rates, including the date or dates, if any, upon which and the terms and conditions under which, such dividend rate or rates may be reset or otherwise modified) for shares of such series and the date or dates upon which such dividends shall be payable;

          (iv) whether dividends on the shares of such series shall be cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends of the shares of such series shall be cumulative;

          (v) the amount or amounts which shall be paid out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

          (vi) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation;

          (vii) the obligation, if any, of the Corporation to purchase or redeem, in whole or in part, shares of such series pursuant to a sinking fund or redemption or purchase account, at the option of the holders of such shares, upon the happening of a specified event or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be purchased or redeemed, in whole or in part, pursuant to such obligation;

          (viii) whether the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event or otherwise, shares of any other class or classes or any other series of the same or any other class or classes of capital stock of the Corporation, or any other securities of the Corporation or any shares of stock or securities of any other corporation or other entity, and the terms and conditions of any such conversion or exchange, including (without limitation) the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments thereof, and the period or periods within which such conversion or exchange may occur;

          (ix) the voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of all Preference Stock, or of the shares of one or more series, or of both, in an amount greater than a majority, up to such amount as is in accordance with applicable law, as a condition to specified corporate action or amendments to the certificate of incorporation;

          (x) the ranking of the shares of the series as compared with shares of other series of the Preference Stock in respect of the right to receive

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dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

          (xi) whether there shall be any limitations applicable, while shares of such series are outstanding, upon the payment of dividends or the making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any capital stock of the Corporation, or upon any other action of the Corporation, and if so, the terms and conditions thereof; and

          (xii) any other powers, preferences and relative, participating, optional or other rights and any qualifications, limitations or restrictions not inconsistent herewith or with applicable law.

          All shares of any one series of Preference Stock shall be alike in every particular except as to the dates from and after which dividends thereon shall be cumulative.

          (B) Notwithstanding the provisions of the foregoing paragraph (k)(A) of this Article IV, the authority of the Board of Directors to fix the powers, designations, preferences, rights, qualifications, limitations and restrictions pertaining to the shares of Preference Stock or any series thereof shall be subject to the limitation that all shares of Preference Stock shall be subject to the rights and preferences of the Preferred Stock (First Preferred Stock), Second Preferred Stock and Third Subordinated Preferred Stock.

          (C) All shares of Preference Stock shall rank senior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, except as set forth in the resolution or resolutions of the Board of Directors creating and designating any series of Preference Stock. All shares of Preference Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion or exchange) shall be cancelled and thereupon restored to the status of authorized but unissued shares of Preference Stock undesignated as to series, unless otherwise provided in the resolution or resolutions of the Board of Directors creating and designating the series of Preference Stock of which the shares that are redeemed, purchased or otherwise acquired by the Corporation are a part.

          (l) Subject to the rights and preferences of the First Preferred Stock, Second Preferred Stock, Third Subordinated Preferred Stock and Preference Stock, as set forth in paragraphs (a) through (k) of this Article IV, the Common Stock shall participate share and share alike in all dividends and distributions of assets upon liquidation or otherwise and the holders of the Common Stock of the Corporation shall have full voting power for all purposes, with each share of Common Stock entitled to one vote per share, save as otherwise required by law.

          (m) None of the holders of capital stock of any class shall be entitled as of right to purchase or subscribe for any unissued stock of the Corporation of any class or any additional shares of any class to be issued by reason of any increase of the authorized stock of the Corporation, or any other securities convertible into or exchangeable for stock of the Corporation or carrying any right to purchase such stock.

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                                    ARTICLE V

                                    DIRECTORS

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of Directors of the Corporation shall be fixed by the Board of Directors in the manner provided in the By-Laws, but in no case shall the number be less than three (3) nor more than twelve (12). The Directors need not be stockholders. The election of the Directors of the Corporation need not be by written ballot unless the By-Laws so require. The Directors of the Corporation, other than those who may be elected by the holders of any series of Preferred Stock or Preference Stock under specific circumstances, shall be divided into three classes as nearly equal in number as is reasonably possible. Jonathan B. Bulkeley, Herman Cain and Lynne V. Cheney shall be members of the first class of directors with terms expiring at the 2003 annual meeting of stockholders. Lawrence R. Ricciardi, William J. White and Ed Zschau shall be members of the second class of directors with terms expiring at the 2004 annual meeting of stockholders. M. Christine DeVita, James
E. Preston and Thomas O. Ryder shall be members of the third class of directors with terms expiring at the 2005 annual meeting of stockholders. At each subsequent annual meeting of stockholders, the successors to the directors whose terms shall expire that year shall be elected to hold office for the term of three years, so that the term of office of one class of directors shall expire in each year. In any event, each director of the Corporation shall hold office until that director's successor is duly elected and qualified.

          (b) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

          (1) To adopt, amend or repeal the By-Laws of the Corporation; provided, that such action shall require the affirmative vote of a majority of the total number of Directors. Nothing herein shall limit the power of the holders of shares of Common Stock of the Corporation to adopt, amend or repeal the By-Laws of the Corporation.

          (2) To provide for the issuance, from time to time, of the shares of stock of the Corporation, whether now or hereafter authorized, for such consideration and on such terms and conditions as it may lawfully fix from time to time; and all shares so issued, the full consideration for which has been paid, shall be deemed fully paid and nonassessable.

          (c) A Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent that such exemption from liability or limitation thereof is not permitted under Title 8, Chapter 1 of the Delaware Code as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this paragraph shall adversely affect any right or protection of a Director that exists at the time of such amendment, modification or repeal.

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                                   ARTICLE VI

                                 INDEMNIFICATION

          The Corporation shall indemnify each officer and Director (and his heirs, successors and administrators) to the fullest extent permitted by law, subject to any limitations set forth in the By-Laws.

                                   ARTICLE VII

                                   AMENDMENTS

          The Corporation reserves the right to amend, add to, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute.

                                  ARTICLE VIII

                          CERTAIN BUSINESS COMBINATIONS

          Pursuant to the last sentence of Section 203(b) of Title 8, Chapter 1, of the Delaware Code, the Company elects to be governed by Section 203 of Title 8, Chapter 1, of the Delaware Code with respect to the business combinations referred to therein.

                                   ARTICLE IX

                            ACTION BY WRITTEN CONSENT

          No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting and the power of stockholders to consent in writing is specifically denied.

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          IN WITNESS WHEREOF, The Reader's Digest Association, Inc. has caused this Restated Certificate of Incorporation to be executed by its duly authorized officer on June 13, 2003.

                                  THE READER'S DIGEST ASSOCIATION, INC.



                                  By: /s/ C.H.R. DuPree
                                      ---------------------------------
                                  Name:  C.H.R. DuPree
                                  Title: Vice President, Corporate Secretary and
                                         Associate General Counsel


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